Kfx Inc.

Fourth Amended and Restated Investors' Rights Agreement

THIS FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made as of August 21, 2002, by and among KFx Inc., a Delaware corporation (the "Company"), and the Investors listed on Schedule A hereto (each of whom is herein called individually, an "Investor" and all of whom are herein called, collectively, the "Investors"), with reference to the following facts:

WHEREAS, certain of the Investors are parties to the Common Stock and Warrant Purchase Agreement, dated as of March 28, 2002 (the "Original Purchase Agreement" and as amended by the Addendum to the Common Stock and Warrant Purchase Agreement, dated as of April 30, 2002 (the "First Addendum"), the Second Addendum to the Common Stock and Warrant Purchase Agreement, dated as of July 1, 2002, the Third Addendum to the Common Stock and Warrant Purchase Agreement and the First Amendment to the Third Addendum to the Common Stock and Warrant Purchase Agreement, both dated as of July 19, 2002 (together, the "Third Addendum"), the Fourth Addendum described below and as further amended or amended and restated hereafter, the "Purchase Agreement");

WHEREAS, in connection with the closing of the transactions described in the Original Purchase Agreement, the Company and certain of the Investors entered into an Investors' Rights Agreement, dated as of March 28, 2002 (the "Original Investors' Rights Agreement");

WHEREAS, the Company and certain of the Investors amended the Original Investors' Rights Agreement pursuant to that certain First Amendment to Investors' Rights Agreement, dated as of April 18, 2002;

WHEREAS the Company and certain of the Investors amended and restated in its entirety the Original Investors' Rights Agreement (as amended by the First Amendment to Investors' Rights Agreement) pursuant to the Amended and Restated Investors' Rights Agreement, dated as of April 30, 2002, pursuant to the Second Amended and Restated Investors' Rights Agreement, dated as of July 1, 2002 and pursuant to the Third Amended and Restated Investors' Rights Agreement, dated as of July 19, 2002;

WHEREAS, the Investors are parties to that certain Fourth Addendum to the Common Stock and Warrant Purchase Agreement, dated as of August 21, 2002 (the "Fourth Addendum"), which provides that, as a condition to the closing of the transactions contemplated by the Fourth Addendum, the Third Amended and Restated Investors' Rights Agreement must be amended and restated in its entirety;

WHEREAS, the Company and the Investors desire to amend and restate in its entirety the Third Amended and Restated Investors' Rights Agreement pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto further agree as follows:

    Certain Definitions. Capitalized terms not defined herein are defined in the Purchase Agreement. The following definitions shall apply for purposes of this Agreement:

      "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

      "Fourth Addendum Registrable Securities" means Registrable Securities that are (a) shares of the Company's Common Stock issued pursuant to the Fourth Addendum and, if applicable, shares related to such shares issued pursuant to this Agreement, (b) shares of the Company's Common Stock issued on exercise of the Warrants issued pursuant to the Fourth Addendum and, if applicable, this Agreement, and (c) any Common Stock of the Company issued as (or issuable on the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses (a) and (b) above

      "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with section 2.10 hereof.

      "Purchase Price" means $2.50 per share of Common Stock or Preferred Stock, as the case may be, as that price shall be appropriately adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Common Stock (or such other stock or securities).

      "Purchase Price Per Common Share Equivalent" means (a) if Common Stock is issued in the Subsequent Dilutive Offering, the price per share of Common Stock, or (b) if Preferred Stock is issued in the Subsequent Dilutive Offering, the price at which a share of such Preferred Stock is issued in the Subsequent Dilutive Offering divided by the number of shares of Common Stock into which such share of Preferred Stock may be converted.

      "Register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

      "Registrable Securities" means (a) the shares of the Company's Common Stock issued pursuant to the Purchase Agreement and, if applicable, this Agreement, (b) shares of the Company's Common Stock previously acquired by the Investors and listed on Schedule B hereto, (c) shares of the Company's Common Stock issuable on exercise of the Warrants (as defined in the Purchase Agreement) issued pursuant to the Purchase Agreement and, if applicable, this Agreement, and (d) any Common Stock of the Company issued as (or issuable on the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses (a), (b) and (c) above; provided that there shall be excluded any Registrable Securities sold by a person in a transaction in which that person's rights under section 2 are not assigned.

      The number of shares of "Registrable Securities" outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

      "Second Addendum Registrable Securities" means Registrable Securities that are (a) shares of the Company's Common Stock issued pursuant to the Second Addendum and, if applicable, shares related to such shares issued pursuant to this Agreement, (b) shares of the Company's Common Stock issued on exercise of the Warrants issued pursuant to the Second Addendum and, if applicable, this Agreement, and (c) any Common Stock of the Company issued as (or issuable on the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses (a) and (b) above

      "Third Addendum Registrable Securities" means Registrable Securities that are (a) shares of the Company's Common Stock issued pursuant to the Third Addendum and, if applicable, shares related to such shares issued pursuant to this Agreement, (b) shares of the Company's Common Stock issued on exercise of the Warrants issued pursuant to the Third Addendum and, if applicable, this Agreement, and (c) any Common Stock of the Company issued as (or issuable on the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses (a) and (b) above

    Registration Rights. The Company covenants and agrees as follows:

      Mandatory Registration.

        Except as described in sections 2.1(b), 2.1(c) and 2.1(d):

          The Company shall prepare and file with the SEC on or before May 7, 2002 (the "Filing Deadline") a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement that is then available to effect a registration of all Registrable Securities, subject to consent of the Investors holding at least a majority of the Registrable Securities) for the purpose of registering under the Securities Act all of the Registrable Securities for resale by, and for the account of, the Holders as selling stockholders thereunder (the "Registration Statement"). The Company shall use best efforts to cause the Registration Statement to become effective as soon as possible after filing. The Company shall keep such registration statement effective at all times until the earlier of the date on which all the Registrable Securities (A) are sold and (B) can be sold by all the Holders (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) in any three-month period without volume limitation and without registration in compliance with Rule 144 under the Securities Act. The date on which the Registration Statement is withdrawn pursuant to the preceding sentence is the "Registration Withdrawal Date".

          If the Company has not filed the Registration Statement with the SEC on or before May 7, 2002, the Company shall issue to each Holder an additional warrant (on the same terms and conditions as the Warrants, including the Exercise Price then in effect (a "Registration Warrant")), to acquire that number of shares of Common Stock equal to ten percent (10%) of the number of shares of Common Stock issuable on exercise of the Warrants issued to that Holder.

          At the end of each thirty (30) day period (or a portion thereof) after May 7, 2002, that the Registration Statement has not been filed with the SEC, the Company shall issue to each Holder a Registration Warrant to acquire that number of shares of Common Stock equal to (A) ten percent (10%) of the number of shares of Common Stock issuable on exercise of the Warrants issued to that Holder, multiplied by (B) a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Registration Statement was filed with the SEC and the denominator of which is thirty.

          If the Registration Statement has not been declared effective by the SEC on or before June 21, 2002, the Company shall issue to each Holder a Registration Warrant to acquire that number of shares of Common Stock equal to ten percent (10%) of the number of shares of Common Stock issuable on exercise of the Warrants issued to that Holder.

          At the end of each thirty (30) day period (or a portion thereof) after June 21, 2002, that the Registration Statement has not been declared effective by the SEC, the Company shall issue to each Holder a Registration Warrant to acquire that number of shares of Common Stock equal to (A) ten percent (10%) of the number of shares of Common Stock issuable on exercise of the Warrants issued to that Holder, multiplied by (B) a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Registration Statement is declared effective by the SEC and the denominator of which is thirty.

        Notwithstanding anything contained in section 2.1(a) to the contrary, with respect to Second Addendum Registrable Securities:

          The Company shall prepare and file with the SEC on or before July 31, 2002 (A) a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement that is then available to effect a registration of all Second Addendum Registrable Securities, subject to consent of the Investors holding at least a majority of the Second Addendum Registrable Securities) or (B) an amendment to the Registration Statement described in section 2.1(a), for the purpose of registering under the Securities Act all of the Second Addendum Registrable Securities for resale by, and for the account of, the Holders of Second Addendum Registrable Securities as selling stockholders thereunder (such registration statement or amendment to the Registration Statement, as the case may be, is referred to herein as the "Second Registration Statement"). The Company shall use best efforts to cause the Second Registration Statement to become effective as soon as possible after filing. The Company shall keep such registration statement effective at all times until the earlier of the date on which all the Second Addendum Registrable Securities are sold and can be sold by all the Holders of Second Addendum Registrable Securities (and any affiliate of such Holder with whom such Holder must aggregate its sales under Rule 144) in any three-month period without volume limitation and without registration in compliance with Rule 144 under the Securities Act.

          If the Company has not filed the Second Registration Statement with the SEC on or before July 31, 2002, the Company shall issue to each Holder of Second Addendum Registrable Securities an additional warrant (on the same terms and conditions as the Warrants, including the Exercise Price then in effect (a "Second Registration Warrant")), to acquire that number of shares of Common Stock equal to ten percent (10%) of the number of shares of Common Stock issuable on exercise of the Warrants issued to that Holder.

          At the end of each thirty (30) day period (or a portion thereof) after July 31, 2002, that the Second Registration Statement has not been filed with the SEC, the Company shall issue to each Holder of Second Addendum Registrable Securities a Second Registration Warrant to acquire that number of shares of Common Stock equal to (A) ten percent (10%) of the number of shares of Common Stock issuable on exercise of the Warrants issued to that Holder, multiplied by (B) a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Second Registration Statement was filed with the SEC and the denominator of which is thirty.

          If the Second Registration Statement has not been declared effective by the SEC on or before August 31, 2002, the Company shall issue to each Holder of Second Addendum Registrable Securities a Second Registration Warrant to acquire that number of shares of Common Stock equal to ten percent (10%) of the number of shares of Common Stock issuable on exercise of the Warrants issued to that Holder.

          At the end of each thirty (30) day period (or a portion thereof) after August 31, 2002, that the Second Registration Statement has not been declared effective by the SEC, the Company shall issue to each Holder of Second Addendum Registrable Securities a Second Registration Warrant to acquire that number of shares of Common Stock equal to (A) ten percent (10%) of the number of shares of Common Stock issuable on exercise of the Warrants issued to that Holder, multiplied by (B) a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Second Registration Statement is declared effective by the SEC and the denominator of which is thirty.

        Notwithstanding anything contained in section 2.1(a) or 2.1(b) to the contrary, with respect to Third Addendum Registrable Securities:

          The Company shall prepare and file with the SEC not later than the earlier of August 16, 2002, and one week after each of the Registration Statement and Second Registration Statement is declared effective by the SEC (the "Required Filing Date"), (A) a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement that is then available to effect a registration of all Third Addendum Registrable Securities, subject to consent of the Investors holding at least a majority of the Third Addendum Registrable Securities), or (B) an amendment to the Registration Statement described in section 2.1(a) or the Second Registration Statement described in section 2.1(b), for the purpose of registering under the Securities Act all of the Third Addendum Registrable Securities for resale by, and for the account of, the Holders of Third Addendum Registrable Securities as selling stockholders thereunder (such registration statement or amendment to registration statement, as the case may be, is referred to herein as the "Third Registration Statement"). The Company shall use best efforts to cause the Third Registration Statement to become effective as soon as possible after filing. The Company shall keep such registration statement effective at all times until the earlier of the date on which all the Third Addendum Registrable Securities are sold and can be sold by all the Holders of Third Addendum Registrable Securities (and any affiliate of such Holder with whom such Holder must aggregate its sales under Rule 144) in any three-month period without volume limitation and without registration in compliance with Rule 144 under the Securities Act.

          If the Company has not filed the Third Registration Statement with the SEC on or before the Required Filing Date, the Company shall issue to each Holder of Third Addendum Registrable Securities an additional warrant (on the same terms and conditions as the Warrants, including the Exercise Price then in effect (a "Third Registration Warrant")), to acquire that number of shares of Common Stock equal to five percent (5%) of the number of shares of Common Stock issuable on exercise of the Warrants issued pursuant to the Third Addendum to that Holder.

          At the end of each thirty (30) day period (or a portion thereof) after the Required Filing Date that the Third Registration Statement has not been filed with the SEC, the Company shall issue to each Holder of Third Addendum Registrable Securities a Third Registration Warrant to acquire that number of shares of Common Stock equal to (A) five percent (5%) of the number of shares of Common Stock issuable on exercise of the Warrants issued pursuant to the Third Addendum to that Holder, multiplied by (B) a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Third Registration Statement was filed with the SEC and the denominator of which is thirty.

          If the Third Registration Statement has not been declared effective by the SEC on or before thirty days after it is filed (the "Required Effective Date"), the Company shall issue to each Holder of Third Addendum Registrable Securities a Third Registration Warrant to acquire that number of shares of Common Stock equal to five percent (5%) of the number of shares of Common Stock issuable on exercise of the Warrants issued pursuant to the Third Addendum to that Holder.

          At the end of each thirty (30) day period (or a portion thereof) after the Required Effective Date that the Third Registration Statement has not been declared effective by the SEC, the Company shall issue to each Holder of Third Addendum Registrable Securities a Third Registration Warrant to acquire that number of shares of Common Stock equal to (A) five percent (5%) of the number of shares of Common Stock issuable on exercise of the Warrants issued pursuant to the Third Addendum to that Holder, multiplied by (B) a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Third Registration Statement is declared effective by the SEC and the denominator of which is thirty.

        Notwithstanding anything contained in section 2.1(a), 2.1(b) or 2.1(c) to the contrary, with respect to Fourth Addendum Registrable Securities:

          The Company shall prepare and file with the SEC not later than the earlier of five business days after the Closing Date and three business days after each of the Registration Statement, the Second Registration Statement and Third Registration Statement is declared effective by the SEC (the "Fourth Addendum Required Filing Date"), (A) a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement that is then available to effect a registration of all Fourth Addendum Registrable Securities, subject to consent of the Investors holding at least a majority of the Fourth Addendum Registrable Securities), or (B) an amendment to the Registration Statement described in section 2.1(a), the Second Registration Statement described in section 2.1(b) or the Third Registration Statement described in section 2.1(c), for the purpose of registering under the Securities Act all of the Fourth Addendum Registrable Securities for resale by, and for the account of, the Holders of Fourth Addendum Registrable Securities as selling stockholders thereunder (such registration statement or amendment to registration statement, as the case may be, is referred to herein as the "Fourth Registration Statement"). The Company shall use best efforts to cause the Fourth Registration Statement to become effective as soon as possible after filing. The Company shall keep such registration statement effective at all times until the earlier of the date on which all the Fourth Addendum Registrable Securities are sold and can be sold by all the Holders of Fourth Addendum Registrable Securities (and any affiliate of such Holder with whom such Holder must aggregate its sales under Rule 144) in any three-month period without volume limitation and without registration in compliance with Rule 144 under the Securities Act.

          If the Company has not filed the Fourth Registration Statement with the SEC on or before the Fourth Addendum Required Filing Date, the Company shall issue to each Holder of Fourth Addendum Registrable Securities an additional warrant (on the same terms and conditions as the Warrants, including the Exercise Price then in effect (a "Fourth Registration Warrant")), to acquire that number of shares of Common Stock equal to five percent (5%) of the number of shares of Common Stock issuable on exercise of the Warrants issued pursuant to the Fourth Addendum to that Holder.

          At the end of each thirty (30) day period (or a portion thereof) after the Fourth Addendum Required Filing Date that the Fourth Registration Statement has not been filed with the SEC, the Company shall issue to each Holder of Fourth Addendum Registrable Securities a Fourth Registration Warrant to acquire that number of shares of Common Stock equal to (A) five percent (5%) of the number of shares of Common Stock issuable on exercise of the Warrants issued pursuant to the Fourth Addendum to that Holder, multiplied by (B) a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Fourth Registration Statement was filed with the SEC and the denominator of which is thirty.

          If the Fourth Registration Statement has not been declared effective by the SEC on or before thirty days after it is filed (the "Fourth Addendum Required Effective Date"), the Company shall issue to each Holder of Fourth Addendum Registrable Securities a Fourth Registration Warrant to acquire that number of shares of Common Stock equal to five percent (5%) of the number of shares of Common Stock issuable on exercise of the Warrants issued pursuant to the Fourth Addendum to that Holder.

          At the end of each thirty (30) day period (or a portion thereof) after the Fourth Addendum Required Effective Date that the Fourth Registration Statement has not been declared effective by the SEC, the Company shall issue to each Holder of Fourth Addendum Registrable Securities a Fourth Registration Warrant to acquire that number of shares of Common Stock equal to (A) five percent (5%) of the number of shares of Common Stock issuable on exercise of the Warrants issued pursuant to the Fourth Addendum to that Holder, multiplied by (B) a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Fourth Registration Statement is declared effective by the SEC and the denominator of which is thirty.

      Company Registration.

        If (but without any obligation to do so) the Company proposes to register any of its stock (including a registration effected by the Company for stockholders other than the Holders) or other securities under the Securities Act in connection with the public offering of such securities, the Company shall, at such time, promptly give each Holder notice of such registration. On the request of each Holder given within thirty days after such notice by the Company, the Company shall, subject to the provisions of section 2.2(c), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

        The Company shall have the right to terminate or withdraw any registration initiated by it under this section 2.2 prior to the effectiveness of such registration, whether or not any Holder shall have elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with section 2.7 hereof.

        In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this section 2.2 to include any requesting Holder's securities in such underwriting, unless such Holder accepts the terms of the underwriting as agreed between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enters into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters advise the Company in writing in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by the Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters advise the Company in writing in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such Registrable Securities that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the Registrable Securities so included to be apportioned pro rata among the selling Holders according to the total amount of Registrable Securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders); provided, that in no event shall the amount of Registrable Securities of the selling Holders included in the offering be reduced below one-third of the total amount of securities included in such offering. For purposes of such apportionment among Holders, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder", and any pro rata reduction with respect to such "selling Holder" shall be based on the aggregate amount of Registrable Securities owned by all such related entities and individuals.

      Form S-3 Registration. If, at any time after the Registration Withdrawal Date, the Company shall receive from one or more Holders a request or requests that the Company effect a registration on Form S-3 and any related blue sky or similar qualification or compliance with respect to the Registrable Securities owned by such Holder or Holders, the Company shall:

        Within five days of the receipt thereof, give notice of the proposed registration, and any related blue sky or similar qualification or compliance, to all other Holders; and

        Cause, as soon as reasonably practicable, such Registrable Securities to be registered for offering and sale on Form S-3 and cause such Registrable Securities to be qualified in such jurisdictions as such Holders may reasonable request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a request given within twenty days after receipt of such notice from the Company; provided that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 2.3:

          If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

          If the Company has, within the twelve month period preceding the date of such request, already effected two registrations for the Holders pursuant to this section 2.3 or section 2.4;

          If the Company furnishes to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety days after receipt of the request of the Holder or Holders under this section 2.3; provided that the Company shall not utilize this right, together with its right under section 2.4(c), more than once in any twelve month period; provided, further, that the Company shall not register shares for its own account during such ninety day period unless the Holder can exercise its right to request the registration of Registrable Securities under section 2.2; or

          In any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

        Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as reasonably practicable after receipt of the request or requests of the Holders.

      Request for Registration.

        If, at any time after the Registration Withdrawal Date, the Company is not eligible to effect a registration on Form S-3 and the Company shall, during such period that it is not so eligible, receive a written request from the Holders that the Company file a registration statement under the Securities Act covering the registration of all or a portion of the Registrable Securities then outstanding, then the Company shall:

          within five days of the receipt thereof, give notice of the proposed registration, and any related blue sky or similar qualification or compliance, to all other Holders; and

          cause, as soon as reasonably practicable, such Registrable Securities to be registered for offering and sale and cause such Registrable Securities to be qualified in such jurisdictions as such Holders may reasonable request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a request given within twenty days after receipt of such notice from the Company; provided that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 2.4:

            if the Holders propose to sell Registrable Securities at an aggregate price to the public of less than $1,000,000;

            if the Company has, within the twelve month period preceding the date of such request, already effected two registrations for the Holders pursuant to section 2.3 or this section 2.4; and

            in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

        If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to section 2.4(a) and the Company shall include such information in the written notice referred to in section 2.4(a). The underwriter will be selected by a majority in interest (as determined by the number of Registrable Securities held) of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his, her or its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in section 2.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this section 2.4, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

        Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this section 2.4, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety days after receipt of the request of the Initiating Holders; provided that the Company may not utilize this right, together with its right under section 2.3(b)(iii) more than once in any twelve month period; provided further, that the Company shall not register shares for its own account during such ninety day period unless the Holder can exercise its right to request the registration of Registrable Securities under section 2.2.

      Obligations of the Company. Whenever required under this section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

        Except as otherwise provided in section 2.1, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, on the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 180 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 (or any other Form, to the extent permitted by law) that are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, except to the extent that the Holders (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) of such Registrable Securities may sell those Registrable Securities in any three-month period without regard to the volume limitation and without registration in compliance with Rule 144 under the Securities Act;

        Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the Securities Act with respect to the disposition of all securities covered by such registration statement during the period of time such registration statement remains effective;

        Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities owned by them;

        Use best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

        In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

        During the period of time such registration statement remains effective, notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and, thereafter, the Company will promptly prepare (and, when completed, deliver to each selling Holder) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

        Cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

        Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

        Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this section 2 if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and with respect to events subsequent to the date of the financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

      Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of such securities as shall be required to effect the registration of such Registrable Securities.

      Expenses of Registration. All expenses incurred in connection with registrations, filings or qualifications pursuant to sections 2.1, 2.2, 2.3 and 2.4, including (without limitation) all registration, filing and qualification fees, printing fees and expenses, accounting fees and expenses, fees and disbursements of counsel for the Company and the fees and disbursements of counsel for the selling Holders selected by the Holders, shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to section 2.3 or 2.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based on the number of Registrable Securities that were requested to be included in the withdrawn registration); provided that, if at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition (financial or otherwise), business, or prospects of the Company from that known to the Holders at the time of their request and shall have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to section 2.3 or 2.4. Anything herein to the contrary notwithstanding, all underwriting discounts, commissions and transfer taxes incurred in connection with a sale of Registrable Securities shall be borne and paid by the Holder thereof, and the Company shall have no responsibility therefor.

      Indemnification. If any Registrable Securities are included in a registration statement under this section 2:

        To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, stockholders, members and managers of such Holder, legal counsel and accountants for such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse such Holder, underwriter or controlling person for any legal or other expenses incurred, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement in this section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based on a Violation that occurs in reliance on and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

        To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or any other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance on and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this section 2.8(b), for any legal or other expenses reasonably incurred, as incurred, by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement in this section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed); and provided further that in no event shall any indemnity by such Holder under this section 2.8(b), when aggregated with amounts contributed, if any, pursuant to section 2.8(d), exceed the net proceeds from the sale of Registrable Securities hereunder received by such Holder.

        Promptly after receipt by an indemnified party under this section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section 2.8, deliver to the indemnifying party notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this section 2.8, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this section 2.8.

        If the indemnification provided in this section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that shall have resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this section 2.8(d), when aggregate with amounts paid, if any, pursuant to section 2.8(b), exceed the net proceeds from the sale of Registrable Securities hereunder received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

        Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

        The obligations of the Company and Holders under this section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this section 2, and otherwise.

      Reports under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

        Make and keep public information available, as those terms are used in SEC Rule 144, at all times;

        Take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

        File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

        Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith on request, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form; and

        Undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement, Second Registration Statement, Third Registration Statement, Fourth Registration Statement or the use of Rule 144.

      Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Registrable Securities that (a) is a subsidiary, parent, current or former partner, current or former limited partner, current or former member, current or former manager or stockholder of a Holder, (b) is an entity controlling, controlled by or under common control, or under common investment management, with a Holder, including without limitation a corporation, partnership or limited liability company that is a direct or indirect parent or subsidiary of the Holder, or (c) is a transferee or assignee of at least 10,000 (as adjusted for stock split, combinations, dividends and the like) shares of such Registrable Securities; provided that: (i) the Company is, within a reasonable time after such transfer, notified of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

      Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior consent of the Holders of at least two-thirds of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration filed under sections 2.1, 2.3 and 2.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included; provided, however, that this section shall not apply to the transaction described on Schedule 2.14 of the Purchase Agreement.

    Covenants.

      Reserve for Exercise Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock (the "Exercise Shares") as shall be sufficient to enable it to comply with its exercise obligations under the Warrants, Registration Warrants, Second Registration Warrants, Third Registration Warrants and Fourth Registration Warrants. If at any time the number of Exercise Shares shall not be sufficient to effect the exercise of the Warrants, Second Registration Warrants, Third Registration Warrants and Fourth Registration Warrants, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number as will be sufficient for such purposes. The Company will obtain authorization, consent, approval or other action by, or make any filing with, any administrative body that may be required under applicable state securities laws in connection with the issuance of Exercise Shares.

      Preferred Stock. Except for the transaction described in item 2 of Schedule 2.14 of the Purchase Agreement, the Company shall not issue any preferred stock of the Company (or other securities of any nature convertible into preferred stock of the Company) without the consent of Holders holding at least two-thirds of the then outstanding Registrable Securities.

      Right to Develop or Participate in Commercial Projects (K-Fuel Processing Plants) That Use K-Fuel Technology. Subject to that certain First Amended Limited Liability Agreement of K-Fuel LLC, dated as of June 29, 1999, between the Company and Kennecott Alternative Fuels, Inc. ("Kennecott") (the "K-Fuel Agreement"), the Company agrees to grant a license, through K-Fuel LLC, or cause K-Fuel LLC to grant a license, to one or more of the Holders (or their affiliates or one or more entities that are formed by one or more of the Holders) (referred to herein as the "Licensee") to develop Commercial Projects (as defined in the K-Fuel Agreement) and to otherwise provide, manufacture, use, employ, practice, distribute, reproduce, disseminate, make, have made, sell, offer to sell, have sold, research, design, develop, market or otherwise exploit any and all rights under the K-Fuel Technology (as defined in the K-Fuel Agreement) that are requested by one or more of the Licensees, and grants to the Licensees the right to participate in any and all Commercial Projects in which the Company or its affiliates participate, in connection with the greater of the (a) construction of one or more Commercial Projects in the United States in which the aggregate production of K-Fuel Products per year from such Commercial Projects allocable to the Licensees based on the Licensees' pro rata equity ownership interest in such Commercial Projects is not greater than fifty million tons (for example, if a Commercial Project produces ten million tons of K-Fuel Products per year and the Licensees have a fifty percent equity ownership interest in that Commercial Project, then five million tons of such K-Fuel Products shall be allocable to the Licensees ownership interest in that Commercial Project) and (b) construction of six Commercial Projects in the United States in which the Licensees (individually or as a group) take an equity interest. Such license will include any and all rights relating to such K-Fuel Technology, including all right to market all K-Fuel Products (as defined in the K-Fuel Agreement) produced by the Commercial Project at market prices, to manage the Commercial Project for reasonable fees, and to supply coal and other related feedstock for any such Commercial Project. Notwithstanding the foregoing, Kennecott shall retain the right to market its share of K-Fuel Product produced by each Commercial Project in which Kennecott has at least a twenty percent equity interest. Licensee shall pay license fees and royalties in connection with such Commercial Projects at the lesser of the rate applicable to a non-Kennecott project under the K-Fuel Agreement or the lowest rate charged by the Company and K-Fuel LLC, in the aggregate, for a non-Kennecott project. It is further agreed and understood that the Commercial Projects contemplated herein may be third-party projects under 10.7 of the K-Fuel Agreement.

      Right to Participate in Place of the Company. For Commercial Projects that are determined to fall under 10.5(iii) of the K-Fuel Agreement, (a) to the extent that the Company does not exercise its entire option to fund a portion of the capital for a Commercial Project pursuant to the K-Fuel Agreement (that is, the Company does not elect to fund any portion of such Commercial Project or elects to fund less than fifty percent of such Commercial Project), the Company hereby assigns to the Licensee(s) the Company's right to exercise the Company's option thereunder with respect to the unexercised portion and the Licensee(s) shall have all of the Company's rights thereunder, and (b) to the extent that the Company exercises its option to fund a portion of the capital for a Commercial Project, the Company hereby assigns to the Licensee(s) fifty percent of the Company's right to fund that portion of such Commercial Project, and the Licensee(s) shall have all of the Company's rights thereunder. The rights of the Licensee(s) in this section are subject to the limitations on overall participation in Commercial Projects by Licensee(s) in Section 3.3.

      Right of First Refusal to Market K-Fuel Products in the United States. KFX hereby grants, through K-Fuel LLC, or agrees to cause K-Fuel LLC to grant, to the Holders, the right of first refusal to market the K-Fuel Products in the United States.

      Exclusive Rights in India. The Company hereby grants, through K-Fuel LLC, or agrees to cause K-Fuel LLC to grant, to the Holders an irrevocable, transferable, exclusive right and license, with the right to grant sublicenses, to develop Commercial Projects and otherwise provide, manufacture, use, employ, practice, distribute, reproduce, disseminate, make, have made, sell, offer to sell, have sold, research, design, develop, market or otherwise exploit any and all rights under the K-Fuel Technology, within India. The exclusive rights and licenses granted under this section shall expire on the seventh anniversary of the Closing Date (as defined in the Fourth Addendum); provided, however, that such rights and licenses shall be extended for successive seven year terms on the achievement of certain milestones to be negotiated in good faith by the Company and the Holders.

      Further Assurances. The Company shall take all steps necessary to secure approval for each license, any and all Commercial Projects contemplated or authorized herein and any and all assignments of rights described herein, including all actions that are required under section 10.5 of the K-Fuel Agreement prior to undertaking a Commercial Project.

      Subordination of Koppelman Royalties. Within ten days of the Closing, the Company shall obtain from all persons or entities, who are entitled to any Royalty (as defined in the Agreement to Amend Amendment to Agreements and Royalty Agreement dated as of June 3, 1996, by and among Theodore Venners, the Company and Edward Koppelman, individually, as trustee of the Riverfront Trust, dated December 31, 1980, as trustee of F.H. Prince Trust, dated September 5, 1979, and as a general partner of KGM Associates, a California limited partnership) and any other distribution, payment or allocation, a subordination of such Royalty and other such distribution, payment or allocation to which such persons or entities may be entitled with respect to a Commercial Project (as defined in the First Amended Limited Liability Agreement of K-Fuel LLC (the "K-Fuel Agreement"), dated as of June 29, 1999, by and between the Company and Kennecott Alternative Fuels, Inc.) in which the Company or an Affiliate (as defined in the K-Fuel Agreement) has an equity interest until the Company receives a Return with respect to such Commercial Project of fifteen percent, and which subordination shall provide that thereafter such persons shall be entitled to a Royalty and other distributions, payments or allocations to which they may be entitled only with respect to Returns in excess of fifteen percent. The subordination shall provide that the "Return" for a particular Commercial Project is equal to the percentage derived by dividing (a) the sum of (i) the royalties and fees received by the Company from the Commercial Project, (ii) distributions received by the Company from K-Fuel LLC that relate to or are based on royalties and fees received by K-Fuel LLC from the Commercial Project and (iii) other distributions, dividends or payments received by the Company from the Commercial Project made to the Company in its capacity as a participant in the Commercial Project (and excluding payments in the nature of a return of equity, debt repayment or payments for services rendered by the Company to the Commercial Project) by (b) the total amount invested in the Commercial Project. The waiver shall apply to the first two Commercial Projects in which the Company or an Affiliate has an equity interest.

      Termination of Covenants.

        The covenants set forth in sections 3.1 and 3.2 shall terminate as to each Holder and be of no further force and effect at the time the Holders no longer hold any Registrable Securities.

        The agreements, covenants, licenses and other rights set forth in sections 3.3 through 3.8 may be terminated only with the written consent of all the parties hereto.

      Pro Rata Participation. Holders may exercise their rights under section 3.3 to develop Commercial Projects in the United States, under section 3.4 to participate in place of the Company, under section 3.5 to market K-Fuel Products and under section 3.6 to develop Commercial Projects in India and otherwise obtain any and all rights relating to the K-Fuel Technology within India as described in section 3.6, as follows:

        If Holder(s) who purchased more than more than twenty-five percent of the Registrable Securities pursuant to the Purchase Agreement (the "Proposing Holders") elect to exercise their rights under any of sections 3.3, 3.4, 3.5 or 3.6, then the Proposing Holders shall notify the other Holders in writing of the terms of any proposal (the "Proposal") for the exercise of such rights, including the name of the Proposing Holder (the "Proposal Manager") to whom such Holders should deliver their responding notices described in the following sentence. Within fifteen days after receipt of the Proposal, each Holder (including each Proposing Holder) shall notify the Proposal Manager whether it elects to participate in the Proposal and specify the Holder's desired participation percentage in the Proposal.

        Each Holder (including each Proposing Holder) electing to participate in a Proposal shall be entitled to participate in such Proposal to the extent of that Holder's desired participation percentage set forth in its notice to the Proposal Manager unless the sum of the participating Holders' (including the Proposing Holders') specified participation percentages exceeds one hundred percent. If the sum of the participating Holders' (including the Proposing Holders') specified participation percentages exceeds one hundred percent, then (i) each participating Holder shall be granted a participation percentage equal to its pro rata share (or any portion thereof if such Holder specifies a participating percentage less than its pro rata share) of the Proposal, and (ii) if, after the allocation in clause (i) (and, if necessary, in this clause (ii)), any portion of the Proposal has not been allocated, each Holder that shall have specified a greater participation percentage than it shall have been allocated under clause (i) (and, if necessary, under this clause (ii)) shall be granted a fraction of the remaining participation percentage of the Proposal, the numerator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by such Holder (or its assignor) and the denominator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by all participating Holders (or their assignors) that request the remaining participation percentage of the Proposal. If, after the allocation in clauses (i) and (ii), any participation percentage of the Proposal shall not have been allocated, the procedure set forth in clause (ii) shall be repeated until one hundred percent of the Proposal shall have been allocated or until each Holder shall have been allocated the maximum participation percentage specified in its notice. A Holder's pro rata share of the Proposal shall be equal to a fraction of such Proposal, the numerator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by such Holder (or its assignor) and the denominator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by all Holders (or their assignors) who are exercising the right to participate in such Proposal pursuant to this section 3.10. If a Holder has been assigned only a portion of the Registrable Securities purchased pursuant to the Purchase Agreement by an assignor thereof, that Holder's pro rata share of the Proposal shall be equal to a fraction of such Proposal, the numerator of which is the portion of the shares purchased pursuant to the Purchase Agreement by the assigning Holder and assigned to the Holder and the denominator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by all Holders (or their assignors) who are exercising the right to participate in such Proposal pursuant to this section 3.10.

    Subsequent Dilutive Offerings. If during the period beginning on March 28, 2002 and ending on August 21, 2003, the Company issues shares of Common Stock or Preferred Stock at a Purchase Price Per Common Share Equivalent less than the Purchase Price (a "Subsequent Dilutive Offering"), then the Company shall, within ten (10) days of the closing of the Subsequent Dilutive Offering, issue to each Holder:

      A number of shares of Common Stock equal to (a)(i) the number of shares of Common Stock purchased by such Holder pursuant to Purchase Agreement multiplied by (ii) the remainder of the Purchase Price minus the Purchase Price Per Common Share Equivalent (as of the date of sale) issued in the Subsequent Dilutive Offering, divided by (b) the Purchase Price per Common Share Equivalent (as of the date of sale) issued in the Subsequent Dilutive Offering; and

      A Warrant (which has the same terms and conditions as the Warrants, including the Warrant Price (as defined in the Warrants) then in effect) to purchase a number of shares of Common Stock equal to 212.5% of the number of shares of Common Stock issued to that Investor pursuant to section 4.1 above.

    Right of First Offer.

      Holders' Rights. So long as a person is a Holder, the Company hereby grants to each such Holder the first right to purchase the Equity Securities (as defined in Section 5.5) that the Company may from time to time desire to issue during the period beginning on the Closing Date and ending on and including the second anniversary of the Closing Date. A Holder that chooses to exercise the right of first offer may designate as purchasers under such right himself, herself or itself, a current or former constituent partner, affiliate or current or former member of itself or an entity controlling, controlled by or under common control with itself, including without limitation a corporation or limited liability company that is a parent or subsidiary, in such proportions as it deems appropriate.

      Notice.

        Prior to any sale or issuance by the Company of any Equity Securities, the Company shall notify each Holder in writing (the "Notice") of its bona fide intention to sell and issue such securities, setting forth the number of shares of Equity Securities it proposes to sell and the price and other terms upon which it proposes to make such sale. Within 30 days after receipt of the Notice, each Holder shall notify the Company whether it elects to exercise its right to purchase all (or any part thereof) of the Equity Securities so offered and specify the number of shares of Equity Securities the Holder elects to acquire. If the participating Holders elect, in aggregate, to acquire less than all of the Equity Securities the Company proposes to sell, then each Holder shall be entitled to purchase the number of Equity Securities each such Holder specified in its election to participate. If the participating Holders elect, in aggregate, to acquire more than all of the Equity Securities the Company proposes to sell, then (i) each Holder shall be entitled to purchase its pro rata share (or any portion thereof if such Holder elects to purchase less than its pro rata share) of all of the Equity Securities the Company proposes to sell, and (ii) if, after the allocation in clause (i) (and, if necessary, in this clause (ii)), any shares of Equity Securities have not been allocated, each Holder that shall have subscribed for more shares of Equity Securities than shall have been allocated under clause (i) (and, if necessary, under this clause (ii)) shall be entitled to purchase a fraction of such remaining Equity Securities, the numerator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by such Holder (or its assignor) and the denominator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by all Holders (or their assignors) exercising the right of purchase of such remaining Equity Securities. If, after the allocation in clauses (i) and (ii), any shares of Equity Securities shall not have been allocated, the procedure set forth in clause (ii) shall be repeated until all of the Equity Securities shall have been allocated or until each Holder shall have been allocated the maximum number of shares specified in its notice. A Holder's pro rata share of the Equity Securities shall be equal to a fraction of such Equity Securities, the numerator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by such Holder (or its assignor) and the denominator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by all Holders (or their assignors) who are exercising the right of purchase of such Equity Securities pursuant to this section 5.2(a). If a Holder has been assigned only a portion of the Registrable Securities purchased pursuant to the Purchase Agreement by an assignor thereof, that Holder's pro rata share of the Equity Securities shall be equal to a fraction of such Equity Securities, the numerator of which is the portion of the shares purchased pursuant to the Purchase Agreement by the assigning Holder and assigned to the Holder and the denominator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by all Holders (or their assignors) who are exercising the right of purchase of such Equity Securities pursuant to this section 5.2(a).

        Subject to section 5.2(c), the Holders hereby waive their rights under section 5.2(a) with respect to the transaction described on Schedule 5.14 of the Purchase Agreement.

        Notwithstanding anything contained in section 5.2(a), prior to any sale or issuance by the Company or by its subsidiaries of any Investment-Related Securities in connection with a commercial investment in the Company or any of its subsidiaries (a "Commercial Investment") by any person or entity (including pursuant to the transaction described on Schedule 2.14 of the Purchase Agreement), the Company shall notify each Holder in writing (the "Commercial Investment Notice") of its bona fide intention to enter into an agreement regarding the proposed Commercial Investment. Within 30 days after receipt of such Commercial Investment Notice, each Holder shall have the right to offer to the Company or its subsidiaries within 30 days of the Notice a substantially similar Commercial Investment. The Company or its subsidiaries shall be required to accept any such offer by the Holders, unless after the allocations of such Commercial Investment pursuant to this section 5.2(c), the Holders electing to participate in such Commercial Investment have not elected to participate in the entire amount of such Commercial Investment. If the participating Holders elect, in aggregate, to make Commercial Investment that is more than the Company requires, then (i) each Holder shall be entitled to participate in the Commercial Investment based on its pro rata share, as described in section 5.2(a) above (or any portion thereof if such Holder elects to purchase less than its pro rata share) of the Commercial Investment, and (ii) if, after the allocation in clause (i) (and, if necessary, in this clause (ii)), any participation in the Commercial Investment has not been allocated, each Holder that shall have subscribed for a greater participation in the Commercial Investment than shall have been allocated under clause (i) (and, if necessary, under this clause (ii)) shall be entitled to participate in a fraction of such remaining Commercial Investment, the numerator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by such Holder and the denominator of which is the number of shares of Registrable Securities purchased pursuant to the Purchase Agreement by all Holders who are exercising their right to participate in the Commercial Investment. If, after the allocation in clauses (i) and (ii), any participation in the Commercial Investment shall not have been allocated, the procedure set forth in clause (ii) shall be repeated until all of the participation in the Commercial Investment has been allocated. For purposes of this section 5.2(c), the term "Investment-Related Securities" shall mean (a) common stock of the Company or any subsidiary; (b) rights, options or warrants to purchase common stock of the Company or any subsidiary; (c) any security of the Company or any subsidiary other than common stock having voting rights in the election of the Board of Directors, not contingent upon a failure to pay dividends; (d) any equity- or debt-related security of the Company or any subsidiary convertible into or exchangeable for any of the foregoing; and (e) any agreement or commitment to issue any of the foregoing.

      Failure to Notify. After expiration of all notice periods specified in Section 5.2 above, the Company may, during a period of 90 days following the expiration of such notice periods, sell and issue to other persons such Equity Securities as to which the Holders do not indicate a desire to purchase or enter into the Commercial Investment transaction as to which the Holders do not elect to participate or if the Holders do not participate for the entire amount of the Commercial Investment, at a price not less and upon terms and conditions not more favorable to the offeree than those set forth in the Notice or Commercial Notice, as the case may be. In the event the Company does not sell such Equity Securities within said 90 day period, the Holders shall no longer be obligated to purchase the Equity Securities pursuant to their elections to purchase such Equity Securities under Section 5.2(a), and the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Holders in the manner provided herein. In the event the Company does not enter into the proposed Commercial Investment transaction within said 90 day period, the Company shall not thereafter enter into a Commercial Investment transaction without first offering such Commercial Investment to the Holders in the manner provided herein.

      Payment. If a Holder gives the Company notice that such Holder desires to purchase any of the Equity Securities offered by the Company or participate in any Commercial Investment in the Company, payment for the Equity Securities or Commercial Investment shall be by check or wire transfer against delivery of the Equity Securities at the executive offices of the Company within 10 days after giving the Company such notice, or, if later, the closing date for the sale of such Equity Securities or Commercial Investment proposed by the Company in the Notice. The Company and any affected Holder shall take all such action as may be required by any regulatory authority in connection with the exercise by a Holder of the right to purchase Equity Securities or make such a Commercial Investment as set forth in this Section 5.

      Equity Securities. The term "Equity Securities" shall mean (a) Common Stock; (b) rights, options or warrants to purchase Common Stock; (c) any security other than Common Stock having voting rights in the election of the Board of Directors, not contingent upon a failure to pay dividends; (d) any equity- or debt-related security convertible into or exchangeable for any of the foregoing; and (e) any agreement or commitment to issue any of the foregoing.

    Miscellaneous.

      Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding more than two-thirds of the Registrable Securities then outstanding. Any amendment or waiver effective in accordance with this Section 6.1 shall be binding upon each Investor, his, her or its heirs, representatives or permitted assigns, and the Company and its heirs, representatives and permitted assigns.

      Notices. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile transmission with receipt acknowledged by the addressee, three days after being mailed by first class mail, or the next business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the address(es) specified on the signature page of this Agreement for the Company and on Schedule A for each Investor (or at such other address as shall be specified by like notice).

      Entire Agreement. This Agreement (including the Schedules hereto), the Purchase Agreement and the Warrants contain the entire agreement of the parties and supersede all prior negotiations, correspondence, term sheets, agreements and understandings, written and oral, between or among the parties regarding the subject matter hereof.

      Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective heirs, representatives, successors and permitted assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, representatives, successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

      Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the law of the State of New York, without regard to that state's conflict of laws principles.

      Further Assurances. Each party shall execute such other and further certificates, instruments and other documents as may be reasonably necessary and proper to implement, complete and perfect the transactions contemplated by this Agreement..

      Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons, or entities or persons under common investment management, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Fourth Amended and Restated Investors' Rights Agreement has been duly executed by or on behalf of the parties hereto as of the date first above written.

KFx INC.

By:

Name:

Title:

Address:

3300 East First Avenue, Suite 290
Denver, CO 80206
Fax: (303) 293-8430

with a copy to:

Leslie J. Goldman, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, DC 20005

Facsimile: (202) 393-5719

THE INVESTORS:

WESTCLIFF AGGRESSIVE GROWTH, L.P.

WESTCLIFF ENERGY PARTNERS, L.P.

WESTCLIFF LONG/SHORT, L.P.

WESTCLIFF PARTNERS, L.P.

WESTCLIFF PUBLIC VENTURES FUND, L.P.

WESTCLIFF SMALL CAP FUND, L.P.

WESTCLIFF PUBLIC VENTURES - KFx, L.P.

By: Westcliff Capital Management, LLC

Its: General Partner

By:

Richard S. Spencer III, Manager

WESTCLIFF FOUNDATION

WESTCLIFF MASTER FUND, L.P.

WESTCLIFF PROFIT SHARING AND MONEY PURCHASE PENSION PLAN

CANCER CENTER OF SANTA BARBARA

PALM TRUST

PARKER FOUNDATION

UNIVERSITY OF SAN FRANCISCO

By: Westcliff Capital Management, LLC

Its: Investment Adviser and Attorney-In-Fact

By:

Richard S. Spencer III, Manager

RAM TRADING, LTD. By: Ritchie Capital Management, LLC Its: Investment Adviser By: David Popovich, Chief Financial Officer

NORANDA FINANCE, INC. RETIREMENT PLAN FOR AFFILIATED COMPANIES TRUST

By: Mellon Bank, N.A., solely in its capacity as Trustee for the Noranda Finance, Inc. Retirement Plan for Affiliated Companies Trust (as directed by Westcliff Capital Management, LLC), and not in its individual capacity

By:

Bernadette T. Rist
Authorized Signatory

PENINSULA FUND, L.P. By: Peninsula Capital Management, Inc. Its: General Partner By: Scott Bedford, President

COMMON SENSE PARTNERS, L.P.

By: Peninsula Capital Management, Inc.
Its: Investment Adviser

By:

Scott Bedford, President

By: Common Sense Investment Management, LLC

Its: General Partner

By:

Scott A. Thompson

Director and Senior Vice President Finance

SCHEDULE A

SCHEDULE OF INVESTORS

Name of Investor, Address and Facsimile Number

Westcliff Aggressive Growth, L.P.
Westcliff Energy Partners, L.P.
Westcliff Foundation
Westcliff Long/Short, L.P.
Westcliff Master Fund, L.P.
Westcliff Partners, L.P.
Westcliff Profit Sharing and Money

Purchase Pension Plan
Westcliff Public Ventures Fund, L.P.
Westcliff Small Cap Fund, L.P.

Westcliff Public Ventures - KFx, L.P.
Cancer Center of Santa Barbara
Palm Trust
Parker Foundation
University of San Francisco

c/o Westcliff Capital Management, LLC
200 Seventh Avenue, Suite 105
Santa Cruz, CA 95062
Fax: (831) 479-3642

Noranda Finance, Inc. Retirement Plan for Affiliated Companies Trust c/o Mellon Bank, N.A. One Mellon Bank Center Pittsburgh, PA 15258-0001 Attention: Bernadette T. Rist
Peninsula Fund, L.P. c/o Scott Bedford Peninsula Capital Management, Inc. One Sansome Street, Suite 3134 San Francisco, CA 94104
Common Sense Partners, L.P. c/o Scott Bedford Peninsula Capital Management, Inc. One Sansome Street, Suite 3134 San Francisco, CA 94104
Ram Trading, Ltd. c/o David Popovich Ritchie Capital Management, LLC 210 East State Street Batavia, IL 60510

For any notice to a Westcliff-related entity, send a copy to:

John F. Milani, Esq.

Shartsis, Friese & Ginsburg LLP

One Maritime Plaza, 18th Floor

San Francisco, CA 94111

Fax: (415) 421-2922

SCHEDULE B

INVESTORS' COMMON STOCK
Investor Name	Number of Shares of Common Stock
Westcliff Energy Partners, L.P.	67,500
Westcliff Public Ventures Fund, L.P.	41,200